EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2025 RESULTS

	Three months ended			Three months ended
	September 30,	June 30,	sequential	September 30,	year-over-year
	2025	2025	change	2024	change
(In millions, except per share amounts, percentages and backlog)
Contract drilling revenues	$1,028	$988	$40	$948	$80
Revenue efficiency (1)	97.5%	96.6%		94.5%
Operating and maintenance expense	$584	$599	$15	$563	$(21)
Net loss attributable to controlling interest	$(1,923)	$(938)	$(985)	$(494)	$(1,429)
Basic loss per share	$(2.00)	$(1.06)	$(0.94)	$(0.56)	$(1.44)
Diluted loss per share	$(2.00)	$(1.06)	$(0.94)	$(0.58)	$(1.42)

Adjusted EBITDA	$397	$344	$53	$342	$55
Adjusted EBITDA margin	38.7%	34.9%		36.0%
Adjusted net income	$62	$19	$43	$64	$(2)
Adjusted diluted earnings per share	$0.06	$—	$0.06	$—	$0.06

Backlog as of the October 2025 Fleet Status Report	$6.7	billion

STEINHAUSEN, Switzerland—October 29, 2025—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $1.92 billion, $2.00 per diluted share, for the three months ended September 30, 2025.

Third quarter results included net unfavorable items of $1.985 billion, $2.06 per diluted share, as follows:

●	$1.908 billion, $1.98 per diluted share, loss on impairment of assets, net of tax;
●	$75 million, $0.08 per diluted share, loss on conversion of debt to equity; and
●	$2 million of other unfavorable items, net.

After consideration of these net unfavorable items, third quarter 2025 adjusted net income was $62 million, $0.06 earnings per diluted share.

Contract drilling revenues for the three months ended September 30, 2025, increased sequentially by $40 million to $1.03 billion, primarily due to higher revenues associated with improved rig utilization, improved revenue efficiency, an additional day in the quarter, and an increase in dayrate for one rig, partially offset by lower revenues generated by one rig that was idle between contracts.

Operating and maintenance expense was $584 million, compared to $599 million in the prior quarter. The sequential decrease was primarily due to lower expenses on a rig that completed a special periodic survey during the second quarter.

Interest expense was $140 million, compared with $141 million in the prior quarter, excluding the effect of the bifurcated exchange feature of the 4.625% exchangeable bonds due 2029, which represented an unfavorable adjustment of $14 million and a favorable adjustment of $29 million in the third and second quarter, respectively. Interest income was $12 million, compared to $10 million in the prior quarter.

The Effective Tax Rate(2) was (1.4)%, down from 14.2% in the prior quarter. The decrease was primarily due to losses on rig impairments and changes in the internal ownership of certain rigs. Excluding discrete items, the Effective Tax Rate was 34.8% compared to 70.0% in the previous quarter. In the third quarter, cash paid for taxes was $11 million.

Cash provided by operating activities was $246 million during the third quarter, representing an increase of $118 million compared to the prior quarter. The sequential increase was primarily due to a reduction of working capital.

Third quarter 2025 capital expenditures were $11 million, compared to $24 million in the prior quarter.

“In addition to delivering an outstanding quarter of operational performance and Free Cash Flow generation, we took decisive steps to accelerate debt reduction and improve our financial flexibility,” said President and Chief Executive Officer, Keelan Adamson. “Along with meeting scheduled maturities, these transactions are expected to, respectively, reduce total debt by approximately $1.2 billion by the end of 2025; annual interest expense by approximately $83 million; and restricted cash by $52 million.”

Adamson concluded, “As a result, we have also significantly improved our debt maturity profile over the next several years and believe these actions will further enhance shareholder value.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater floaters and seven harsh environment floaters.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 2 p.m. CET, on Thursday, October 30, 2025, to discuss the results. To participate, dial +1 785-424-1619 and refer to conference code 234878 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 5 p.m. CET, on Thursday, October 30, 2025. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-0689, passcode 234878. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Kristina Mays

+1 713-232-7734

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

Contract drilling revenues	$1,028	$948	$2,922	$2,572

Costs and expenses
Operating and maintenance	584	563	1,801	1,620
Depreciation and amortization	161	190	512	559
General and administrative	46	47	145	158
	791	800	2,458	2,337

Loss on impairment of assets	(1,913)	(629)	(3,049)	(772)
Gain (loss) on disposal of assets, net	(1)	(4)	8	(10)
Operating loss	(1,677)	(485)	(2,577)	(547)

Other income (expense), net
Interest income	12	11	30	40
Interest expense, net of amounts capitalized	(154)	(80)	(382)	(271)
Gain on retirement of debt	—	21	—	161
Other, net	(78)	8	(101)	32
	(220)	(40)	(453)	(38)

Loss before income tax expense (benefit)	(1,897)	(525)	(3,030)	(585)
Income tax expense (benefit)	26	(31)	(90)	(66)

Net loss	(1,923)	(494)	(2,940)	(519)
Net income attributable to noncontrolling interest	—	—	—	—
Net loss attributable to controlling interest	$(1,923)	$(494)	$(2,940)	$(519)

Loss per share
Basic	$(2.00)	$(0.56)	$(3.23)	$(0.62)
Diluted	$(2.00)	$(0.58)	$(3.23)	$(0.65)

Weighted-average shares outstanding
Basic	961	879	911	840
Diluted	961	954	911	915

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$833	$560
Accounts receivable, net of allowance of $2 at September 30, 2025 and December 31, 2024	574	564
Materials and supplies, net of allowance of $138 and $178 at September 30, 2025 and December 31, 2024, respectively	382	439
Assets held for sale	48	343
Restricted cash and cash equivalents	417	381
Other current assets	163	165
Total current assets	2,417	2,452

Property and equipment	17,428	22,417
Less accumulated depreciation	(4,740)	(6,586)
Property and equipment, net	12,688	15,831

Deferred tax assets, net	95	45
Other assets	974	1,043
Total assets	$16,174	$19,371

Liabilities and equity
Accounts payable	$232	$255
Accrued income taxes	5	31
Debt due within one year	1,372	686
Other current liabilities	626	691
Total current liabilities	2,235	1,663

Long-term debt	4,849	6,195
Deferred tax liabilities, net	403	499
Other long-term liabilities	609	729
Total long-term liabilities	5,861	7,423

Commitments and contingencies

Shares, $0.10 par value, 1,204,009,681 authorized, 141,262,093 conditionally authorized, 1,204,009,681 issued and 1,100,992,035 outstanding at September 30, 2025, and 1,057,879,029 authorized, 141,262,093 conditionally
authorized, 940,828,901 issued and 875,830,772 outstanding at December 31, 2024	110	87
Additional paid-in capital	15,596	14,880
Accumulated deficit	(7,485)	(4,545)
Accumulated other comprehensive loss	(143)	(138)
Total controlling interest shareholders’ equity	8,078	10,284
Noncontrolling interest	—	1
Total equity	8,078	10,285
Total liabilities and equity	$16,174	$19,371

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(2,940)	$(519)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	—	4
Depreciation and amortization	512	559
Share-based compensation expense	26	38
Loss on impairment of assets	3,049	772
(Gain) loss on disposal of assets, net	(8)	10
Amortization of debt-related balances, net	36	39
Gain on adjustment to bifurcated compound exchange feature	(51)	(153)
Gain on retirement of debt	—	(161)
Loss on conversion of debt to equity	99	—
Loss on impairment of investment in unconsolidated affiliate	—	5
Deferred income tax benefit	(146)	(91)
Other, net	13	(18)
Changes in deferred revenues, net	(136)	98
Changes in deferred costs, net	53	(26)
Changes in other operating assets and liabilities, net	(107)	(316)
Net cash provided by operating activities	400	241

Cash flows from investing activities
Capital expenditures	(95)	(225)
Investment in loan to unconsolidated affiliate	—	(3)
Proceeds from disposal of assets, net of costs to sell	44	99
Proceeds from disposal of equity investment in unconsolidated affiliate	4	—
Cash acquired in acquisition of unconsolidated affiliate	—	5
Net cash used in investing activities	(47)	(124)

Cash flows from financing activities
Repayments of debt	(450)	(2,073)
Proceeds from issuance of debt, net of issue costs	—	1,767
Proceeds from issuance of shares, net of issue costs	421	—
Other, net	(15)	(6)
Net cash used in financing activities	(44)	(312)

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	309	(195)
Unrestricted and restricted cash and cash equivalents, beginning of period	941	995
Unrestricted and restricted cash and cash equivalents, end of period	$1,250	$800

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	September 30,	June 30,	September 30,
Contract Drilling Revenues (in millions)	2025	2025	2024
Ultra-deepwater floaters	$696	$699	$668
Harsh environment floaters	332	289	280
Total contract drilling revenues	$1,028	$988	$948

	Three months ended
	September 30,	June 30,	September 30,
Average Daily Revenue (1)	2025	2025	2024
Ultra-deepwater floaters	$460,200	$457,200	$426,700
Harsh environment floaters	467,100	462,400	464,900
Total fleet average daily revenue	$462,300	$458,600	$436,800

	Three months ended
	September 30,	June 30,	September 30,
Revenue Efficiency (2)	2025	2025	2024
Ultra-deepwater floaters	96.2%	96.7%	92.5%
Harsh environment floaters	100.8%	96.3%	100.1%
Total fleet average revenue efficiency	97.5%	96.6%	94.5%

	Three months ended
	September 30,	June 30,	September 30,
Utilization (3)	2025	2025	2024
Ultra-deepwater floaters	71.0%	64.7%	60.7%
Harsh environment floaters	90.6%	75.3%	75.0%
Total fleet average rig utilization	76.0%	67.3%	63.9%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25
Adjusted Net Income (Loss)
Net loss attributable to controlling interest, as reported	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Restructuring costs	3	3	—	—	—
Loss on impairment of assets, net of tax	3,036	1,908	1,128	1,128	—
Loss on conversion of debt to equity	99	75	24	24	—
Discrete tax items	(182)	(1)	(181)	(195)	14
Net income (loss), as adjusted	$16	$62	$(46)	$19	$(65)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted loss per share, as reported	$(3.23)	$(2.00)	$(1.15)	$(1.06)	$(0.11)
Restructuring costs	—	—	—	—	—
Loss on impairment of assets, net of tax	3.34	1.98	1.27	1.27	—
Loss on conversion of debt to equity	0.11	0.08	0.03	0.03	—
Discrete tax items	(0.20)	—	(0.20)	(0.22)	0.01
Dilutive effect, 4.625% exchangeable bonds due December 2029	(0.03)	—	(0.05)	(0.02)	—
Diluted earnings (loss) per share, as adjusted	$(0.01)	$0.06	$(0.10)	$—	$(0.10)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	755	—	755	617	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Discrete tax items	(141)	20	(161)	(38)	(123)	(2)	(121)
Net income (loss), as adjusted	$(54)	$27	$(81)	$64	$(145)	$(123)	$(22)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(0.76)	$(0.11)	$(0.65)	$(0.58)	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.82	—	0.82	0.64	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	0.01	—	0.01	—	—	—	—
Gain on retirement of debt	(0.18)	—	(0.18)	(0.02)	(0.17)	(0.17)	—
Discrete tax items	(0.15)	0.02	(0.18)	(0.04)	(0.15)	—	(0.14)
Diluted loss per share, as adjusted	$(0.26)	$(0.09)	$(0.18)	$—	$(0.18)	$(0.15)	$(0.03)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Contract drilling revenues	$2,922	$1,028	$1,894	$988	$906

Net loss	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Interest expense, net of interest income	352	142	210	102	108
Income tax expense (benefit)	(90)	26	(116)	(155)	39
Depreciation and amortization	512	161	351	175	176
EBITDA	(2,166)	(1,594)	(572)	(816)	244

Restructuring costs	3	3	—	—	—
Loss on impairment of assets	3,049	1,913	1,136	1,136	—
Loss on conversion of debt to equity	99	75	24	24	—
Adjusted EBITDA	$985	$397	$588	$344	$244

Loss margin	(100.6)%	(187.0)%	(53.7)%	(94.9)%	(8.7)%
EBITDA margin	(74.1)%	(154.9)%	(30.2)%	(82.5)%	26.9%
Adjusted EBITDA margin	33.8%	38.7%	31.1%	34.9%	26.9%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$3,524	$952	$2,572	$948	$1,624	$861	$763
Contract intangible asset amortization	4	—	4	—	4	—	4
Adjusted Contract Drilling Revenues	$3,528	$952	$2,576	$948	$1,628	$861	$767

Net income (loss)	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Interest expense, net of interest income	312	81	231	69	162	60	102
Income tax expense (benefit)	(11)	55	(66)	(31)	(35)	156	(191)
Depreciation and amortization	739	180	559	190	369	184	185
Contract intangible asset amortization	4	—	4	—	4	—	4
EBITDA	532	323	209	(266)	475	277	198

Loss on impairment of assets	772	—	772	629	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Adjusted EBITDA	$1,148	$323	$825	$342	$483	$284	$199

Profit (loss) margin	(14.5)%	0.7%	(20.2)%	(52.0)%	(1.5)%	(14.3)%	12.9%
EBITDA margin	15.1%	33.9%	8.1%	(28.1)%	29.2%	32.2%	25.8%
Adjusted EBITDA margin	32.5%	33.9%	32.0%	36.0%	29.7%	33.0%	26.0%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Loss before income taxes	$(1,897)	$(1,093)	$(525)	$(3,030)	$(585)
Restructuring costs	3	—	—	3	—
Loss on impairment of assets	1,913	1,136	629	3,049	772
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	5
Loss on conversion of debt to equity	75	24	—	99	—
Gain on retirement of debt	—	—	(21)	—	(161)
Adjusted income before income taxes	$94	$67	$83	$121	$31

Income tax expense (benefit)	$26	$(155)	$(31)	$(90)	$(66)
Restructuring costs	—	—	—	—	—
Loss on impairment of assets	5	8	12	13	17
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
Gain on retirement of debt	—	—	—	—	—
Changes in estimates (1)	1	195	38	182	161
Adjusted income tax expense	$32	$48	$19	$105	$112

Effective Tax Rate (2)	(1.4)%	14.2%	6.0%	3.0%	11.3%

Effective Tax Rate, excluding discrete items (3)	34.8%	70.0%	22.5%	86.6%	364.0%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
FREE CASH FLOW AND LEVERED FREE CASH FLOW
(in millions)

			YTD	QTD	YTD	QTD	YTD
			09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Cash provided by operating activities			$400	$246	$154	$128	$26
Capital expenditures			(95)	(11)	(84)	(24)	(60)
Free Cash Flow			305	235	70	104	(34)
Debt repayments			(450)	(210)	(240)	(30)	(210)
Debt repayments, paid from debt proceeds			—	—	—	—	—
Levered Free Cash Flow			$(145)	$25	$(170)	$74	$(244)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Cash provided by (used in) operating activities	$447	$206	$241	$194	$47	$133	$(86)
Capital expenditures	(254)	(29)	(225)	(58)	(167)	(84)	(83)
Free Cash Flow	193	177	16	136	(120)	49	(169)
Debt repayments	(2,103)	(30)	(2,073)	(258)	(1,815)	(1,664)	(151)
Debt repayments, paid from debt proceeds	1,748	—	1,748	99	1,649	1,649	—
Levered Free Cash Flow	$(162)	$147	$(309)	$(23)	$(286)	$34	$(320)